Exhibit 10.1

EXECUTION VERSION

warrant Cancellation Agreement

This WARRANT Cancellation Agreement (this “Agreement”) is made and entered into as of this 15th day of July, 2025, by and between Donald Taylor (“Holder”) and Augusta Gold Corp., a Nevada corporation (the “Company”), in connection with the Merger (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Holder holds warrants to purchase Shares of Company Common Stock as set forth in Exhibit A attached hereto (the “Warrants”). The terms of the Warrants are evidenced and set forth in that certain Warrant Certificate No. 2024-02-01 issued by the Company and dated February 26, 2024 (as amended, modified, or supplemented, the “Warrant Certificate”);

WHEREAS, the Company is entering into that certain Agreement and Plan of Merger, dated as of July 15, 2025 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), by and among (i) the Company, (ii) AngloGold Ashanti (U.S.A.) Holdings Inc., a Delaware corporation (“Parent”), (iii) Exploration Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and (iv) joined by AngloGold Ashanti Holdings plc, an Isle of Man public limited company (“HoldCo”) for the limited purposes of Section 8.12 of the Merger Agreement, pursuant to which, among other things, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Holder is entering into this Agreement pursuant to which Holder’s outstanding Warrants will be canceled and extinguished in their entirety at the Effective Time in exchange for the 2024 Company Warrant Consideration (as defined below) set forth in this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.              Cancellation of Warrants. Holder represents and warrants that, except for Company Options granted to Holder and outstanding under the Company Equity Plans, (i) all outstanding Warrants or other equity awards granted to Holder by the Company are accurately reflected in Exhibit A hereto, and (ii) Holder does not currently own any warrants or other rights to purchase or acquire securities of the Company other than the Warrants described herein and as set forth on Exhibit A. Holder hereby irrevocably and unconditionally cancels, surrenders and waives all of Holder’s rights under the Warrants and the Warrant Certificate, effective immediately prior to the Effective Time; provided that the foregoing shall not be effective unless the Closing actually occurs.

2.              Consideration; Termination of Rights.

(a)            Consideration for Warrant Cancellation. In consideration for the surrender and cancellation of the Warrants and the termination of all of Holder’s rights under the Warrant Certificate and with respect to the Warrants, subject to Section 2(d), at the Effective Time, the Warrants shall be converted into the right to receive cash in an amount equal to the product obtained by multiplying (i) the total number of Shares subject to each such Warrant immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price payable per Share under the Warrants ((i) and (ii) collectively, the “2024 Company Warrant Consideration”) (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements). Holder acknowledges and agrees that the 2024 Company Warrant Consideration constitutes full and fair consideration for the surrender and cancellation of the Warrants and recognizes this Agreement to be a full accord and satisfaction of any rights the Holder has or may have under the Warrant Certificate.

(b)            Payment of 2024 Company Warrant Consideration. At or as soon as reasonably practicable after the Effective Time (but no later than five (5) business days after the Effective Time), Parent shall deliver the 2024 Company Warrant Consideration (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 2(d)) by wire transfer of immediately available funds to an account designated in writing by Holder.

(c)            No Future Rights. Holder understands and agrees that Holder has no right or potential right to be granted any other warrant or other equity awards by the Company, any acquiror of the Company or any of their respective Affiliates now or at any time after the Effective Time.

(d)            Termination of Rights; Withholding. At the Effective Time, any and all rights of Holder, and any and all liabilities and obligations of the Company and/or Parent to Holder, with respect to the Warrants shall terminate in all respects, except for Holder’s right to receive the 2024 Company Warrant Consideration pursuant to the terms and conditions of this Agreement and the Merger Agreement. Holder hereby acknowledges and agrees that (i) the Warrant Certificate is hereby terminated and of no further force and effect immediately prior to the Effective Time as provided herein, (ii) Holder shall have no further rights under the Warrant Certificate, and (iii) Holder has no claim or action under the Warrant Certificate and waives all rights with respect thereto, whether known or unknown. Holder hereby further acknowledges and agrees that cancellation of the Warrants and the payment of the 2024 Company Warrant Consideration are subject to and conditioned upon the Closing. The Company shall be entitled to deduct and withhold such amounts, if any, as the Company is required to deduct and withhold with respect to the transactions contemplated by this Agreement under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local, foreign or provincial tax law. To the extent that amounts are so deducted or withheld by the Company, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to Holder. Holder shall provide Holder’s certified tax identification number by furnishing an appropriate and fully executed Internal Revenue Service (“IRS”) Form W-8 (in the case of non-U.S. persons) or properly completed IRS Form W-9 (in the case of U.S. persons), as applicable, and/or such other required documentation as Parent or the Company may reasonably request. None of the Company, Parent or any of their respective agents, representatives or Affiliates make any representation as to the tax consequences to Holder of the transactions contemplated by this Agreement or the Merger Agreement, which shall be the sole responsibility of Holder. IN ORDER TO BE ELIGIBLE TO RECEIVE THE 2024 COMPANY WARRANT CONSIDERATION SET FORTH IN THIS AGREEMENT, THE COMPANY MUST RECEIVE THIS AGREEMENT, DULY EXECUTED BY HOLDER.

3.              Holder’s Representation and Warranties. Holder hereby represents and warrants to the Company, Parent and Merger Sub that the following statements are true and correct as of the date hereof:

(a)            Capacity, Power and Authority. Holder has the legal capacity, and possesses all power and authority, to execute and deliver this Agreement and to perform each of the transactions contemplated hereby, including without limitation to cancel and surrender the Warrants to the Company and Parent and waive all rights Holder has under the Warrants.

(b)            Authorization; No Breach. This Agreement, when executed and delivered by Holder in accordance with the terms hereof and instructions hereto, constitutes the valid and binding obligation of Holder, enforceable against Holder in accordance with its terms. The execution and delivery by Holder of this Agreement and compliance with the terms hereof by Holder, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, any material law, statute, rule or regulation to which Holder is subject, or any material agreement, organizational document, instrument, order, judgment or decree to which Holder is a party or by which he, it, or she is bound.

(c)            Title, Etc. Holder is the sole record and beneficial owner of, and has good and marketable title (free and clear of any pledge, liens or other encumbrance of any kind whatsoever) to, the Warrants, except as provided under the Voting Agreement executed and delivered by Holder pursuant to and in accordance with the Merger Agreement and the transactions contemplated thereby.

(d)            Review. Holder has carefully reviewed this Agreement and the various materials concerning the Company and Parent, if any, delivered to Holder by the Company or Parent on or prior to the date hereof and has been given the opportunity to consult with independent legal counsel and tax, financial and business advisors regarding Holder’s rights and obligations under this Agreement, and has consulted with such independent legal counsel and/or tax, financial and business advisors regarding the foregoing, fully understands the terms and conditions contained in this Agreement, intends for the terms of this Agreement to be binding on and enforceable against Holder and has entered into this Agreement voluntarily. Holder has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Merger and has had full access to such other information concerning the Company, Parent and the transactions referenced in this Agreement as Holder has requested.

(e)            No Tax Representations. Neither the Company, nor Parent, nor any of their respective agents, representatives or designees, has made any warranties or representations to Holder with respect to the tax consequences contemplated by the issuance, exercise or cancellation of the Warrants, this Agreement or the payment of the 2024 Company Warrant Consideration, and Holder is in no manner relying on the Company, Parent or any of their respective agents, representatives or designees for an assessment of any such tax consequences. Holder acknowledges that there may be adverse tax consequences related to the transactions contemplated hereby and that Holder should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. Holder also acknowledges that the Company and Parent have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for Holder.

(f)             Fiduciary Duties. Holder is entering into this Agreement solely in Holder’s capacity as the holder of the Warrants and nothing herein is intended to or shall limit or affect any actions taken by such Holder or any of such Holder’s designees serving in the capacity as a director or officer of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder as a director or officer of the Company (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.

(g)            Legal Proceedings. There is no Legal Proceeding to which Holder is a party (either directly or indirectly) and that relates in any way to the Warrants, this Agreement, the Merger Agreement or any of the transactions contemplated hereby or thereby. To the knowledge of the Holder, no such Legal Proceeding has been threatened and there is no reasonable basis for any such Legal Proceeding.

4.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

(a)            If to Holder, to the address or electronic mail set forth on Exhibit A hereto.

(b)            If to the Company:

Augusta Gold Corp.

Suite 555 - 999 Canada Place

Vancouver, British Columbia

V6C 3E1

Attn:	Tom Ladner
Email:	[***]

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta Street Suite 400

Denver, Colorado 80202-5549

Attn:	Jason K. Brenkert
Email:	brenkert.jason@dorsey.com

5.              Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

6.              Severability. To the fullest extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.              Entire Agreement. This Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

8.              Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or other electronic delivery), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

9.              Confidentiality. This Agreement (including Exhibit A hereto) and the information contained herein, as well as the fact that the Company, Parent and other parties are contemplating or consummating the Merger, are to be treated as confidential information by Holder. By executing this Agreement, Holder agrees to keep strictly confidential and to not disclose in any matter whatsoever any such confidential information or any other information related to the Merger (other than to Holder’s professional advisors who need to know such information in order to advise Holder regarding the Agreement), without the prior written consent of Parent and the Company, except as required by law.

10.            Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by Holder without the prior written consent of the Company. Any attempted assignment by the Holder without obtaining such required consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.            Third-Party Beneficiaries. Each of Parent and Merger Sub is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

12.            Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed entirely within that State, without regard to any laws or principles thereof that would result in the application of the laws of any other jurisdiction.

13.            Consent to Jurisdiction. In any Legal Proceeding arising out of or relating to this Agreement or any of the Transactions each of the parties irrevocably (i) submits to the exclusive jurisdiction and venue of the Eighth Judicial District Court of Clark County, Nevada (or, if the court does not have jurisdiction, the Second Judicial District Court of Washoe County, Nevada) and any state appellate court therefrom within the State of Nevada (or, if the Eighth Judicial District Court of Clark County, Nevada and Second Judicial District Court of Washoe County, Nevada decline to accept jurisdiction over a particular matter, any federal court within the State of Nevada (and any appellate court therefrom) or, if any federal court within the State of Nevada declines to accept jurisdiction over a particular matter, any other state court within the State of Nevada (and any appellate court therefrom)) (such courts, the “Nevada Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this section shall not constitute general consents to service of process in the State of Nevada and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Nevada Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Nevada Court, and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Nevada Courts (except for an action to enforce a judgment of a Nevada Court). Each of the parties irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 4. The parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Nevada Court.

14.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.            Amendment and Waiver. Any provision of this Agreement may be amended or waived only in writing signed by the Company, Parent and Holder. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

16.            Further Assurances. Holder shall, at the request of the Company or Parent at any time from and after the date hereof, execute and deliver such documents and take such action reasonably deemed by the Company or Parent to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of all Warrants issued to Holder.

[Signature Pages Follow]

In Witness Whereof, the undersigned has executed this Agreement effective as of the date first written above.

HOLDER

/s/ Donald Taylor
Donald Taylor

[Signature Page to Warrant Cancellation Agreement]

In Witness Whereof, the undersigned has executed this Agreement effective as of the date first written above.

THE COMPANY:

AUGUSTA GOLD CORP.

By:	/s/ Purni Parikh
Name:	Purni Parikh
Title:	SVP Corporate Affairs & Corporate Secretary

[Signature Page to Warrant Cancellation Agreement]

EXHIBIT A

Canceled Warrants and 2024 Company Warrant Consideration

Name and E-mail Address of Holder	Warrant No.	Issue Date	Exercise Price	Shares of Company Common Stock Subject to Warrant	2024 Company Warrant Consideration
Donald Taylor [***]	2024-02-01	February 26, 2024	C$0.62	300,000	C$1.08 per 2024 Company Warrant amounting to a total of C$324,000